As filed with the Securities and Exchange Commission on May 23, 2012
Registration No.  333-172631

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-4 REGISTRATION STATEMENT
ON
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DSW Inc.
(Exact name of registrant as specified in its charter)
________________
Ohio
(State or other jurisdiction of incorporation or organization)

31-0746639
(I.R.S. Employer Identification Number)
________________
810 DSW Drive
Columbus, Ohio 43219
(614-237-7100)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________
William L. Jordan
General Counsel
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215

________________
From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒                    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A common shares, without par value	10,496,675 shares	Not Applicable	Not Applicable	Not Applicable

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the class A common shares, without par value (the “Class A Common Shares”), of DSW Inc., an Ohio corporation (“DSW” or the “registrant”), being registered hereunder include such indeterminate number of Class A Common Shares as may be issuable with respect to the Class A Common Shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the registrant’s Registration Statement on Form S-4 (Registration No. 333-172631), as amended, declared effective on April 8, 2011.

________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 registers on Form S-3 an aggregate of 10,496,675 Class A Common Shares of DSW previously registered on Form S-4 (Registration No. 333-172631). The 10,496,675 Class A Common Shares are issuable upon or in connection with the exchange of DSW’s class B common shares, without par value, issued in connection with the merger of Retail Ventures, Inc. into a wholly owned subsidiary of DSW, effective May 26, 2011, and convertible into Class A Common Shares on a one-for-one basis at the option of the holder.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 23, 2012

PRELIMINARY PROSPECTUS

DSW Inc.
10,496,675 Class A Common Shares
without par value

________________

DSW Inc., an Ohio corporation (“DSW” or the “registrant”), may issue up to 10,496,675 class A common shares, without par value (the “Class A Common Shares”) in exchange for class B common shares, without par value (the “Class B Common Shares”). The Class B Common Shares were issued in connection with the merger of Retail Ventures, Inc., an Ohio corporation (“Retail Ventures”), with and into a wholly owned subsidiary of DSW, effective May 26, 2011 (the “Merger”). Holders of Class B Common Shares may convert, at their option, each Class B Common Share into one Class A Common Share.
Our Class A Common Shares are listed on the New York Stock Exchange under the symbol “DSW.” The closing market price of our Class A Common Shares on May 22, 2012 was $61.23 per share.
Our principal executive offices and headquarters are located at 810 DSW Drive, Columbus, Ohio 43219, and our telephone number is (614) 237-7100.

An investment in our Class A Common Shares involves a high degree of risk. Before investing in our Class A Common Shares, we recommend that you carefully read this entire prospectus, including the information under the heading “Risk Factors” on page 2 and the risk factors included in our filings made with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2012

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference what we believe are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference into this prospectus are based upon current plans, estimates, expectations and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to numerous risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to other factors discussed elsewhere in this report, including those factors described under “Risk Factors,” some important factors that could cause actual results, performance or achievements for DSW to differ materially from those discussed in forward-looking statements include, but are not limited to, the following:

•	our success in opening and operating new stores on a timely and profitable basis;

•	continuation of supply agreements and the financial condition of our leased business partners;

•	disruption of our distribution and fulfillment operations;

•	failure to retain our key executives or attract qualified new personnel;

•	our competitiveness with respect to style, price, brand availability, and customer service;

•	our reliance on our “DSW Rewards” program to drive traffic, sales, and loyalty;

•	maintaining good relationships with our vendors;

•	our ability to anticipate and respond to fashion trends;

•	fluctuation of our comparable sales and quarterly financial performance;

•	uncertain general economic conditions;

•	our reliance on foreign sources for merchandise and risks inherent to international trade;

•	risks related to our cash and investments;

•	the anticipated benefits of the merger with Retail Ventures taking longer to realize or not being achieved in their entirety; and

•	the realization of risks related to the Merger, including risks related to pre-merger Retail Ventures guarantees of certain Filene’s Basement leases.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, performance or achievements may vary materially from what we have projected. Furthermore, new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, DSW undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a post-effective amendment to Form S-4 registration statement on a Form S-3 registration statement that we are filing with the Securities and Exchange Commission, or SEC (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement registers 10,496,675 Class A Common Shares previously registered on a registration statement on Form S-4 (Registration No. 333-172631) in connection with the Merger. The 10,496,675 Class A Common Shares are issuable upon or in connection with the exchange of Class B Common Shares.
As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”
To the extent permitted by applicable law, rules or regulations, we may add, update or change the information contained in this prospectus by means of a prospectus supplement or post-effective amendments to the registration statement of which this prospectus forms a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by another method as may then be permitted under applicable law, rules, or regulations.
You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. We are not making an offer of the Class A Common Shares to be issued under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required by law, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.
As used in this prospectus or any accompanying prospectus supplement, except as otherwise specified, all references to “DSW,” “registrant,” “Company,” “we,” “us,” “our,” and similar references are to DSW Inc., an Ohio corporation, and its consolidated subsidiaries.

iii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Shares. You should read this entire prospectus and the documents that we incorporate by reference into the prospectus, which documents are described under “Where You Can Find More Information” before making an investment decision. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”
DSW Inc.
DSW is a leading U.S. branded footwear specialty retailer operating 326 shoe stores in 40 states as of January 28, 2012. We offer a wide assortment of brand name and designer dress, casual and athletic footwear for women and men, as well as accessories through our DSW stores and dsw.com. We also offer kids’ shoes exclusively on dsw.com. In addition, we operate 336 leased departments for three other retailers as of January 28, 2012. Our typical customers are brand, value, quality and style-conscious shoppers who have a passion for footwear and accessories. Our core focus is to create a distinctive shopping experience that satisfies both the rational and emotional shopping needs of DSW customers by offering a vast, exciting assortment of in-season styles combined with the convenience and value they desire. Our stores average approximately 22,000 square feet and carry approximately 24,000 pairs of shoes. We believe this combination of assortment, convenience, and value differentiates us from our competitors and appeals to consumers from a broad range of socioeconomic and demographic backgrounds.

We were incorporated in the State of Ohio on January 20, 1969, and opened our first DSW store in Dublin, Ohio in 1991. In 1998, a predecessor of Retail Ventures purchased DSW and affiliated shoe businesses from Schottenstein Stores Corporation and Nacht Management, Inc. In July 2005, we completed an initial public offering of our Class A Common Shares, selling approximately 16.2 million shares.

On May 26, 2011, Retail Ventures merged with and into DSW MS LLC (“Merger Sub”), with Merger Sub surviving the Merger and continuing as a wholly owned subsidiary of DSW. Upon the closing of the Merger, each outstanding Retail Ventures common share was converted into 0.435 DSW Class A Common Shares, unless the holder properly and timely elected to receive a like amount of DSW Class B Common Shares. Each DSW Class B Common Shares is exchangeable into a DSW Class A common share on a one-for-one basis.

DSW Class A Common Shares are listed for trading on the NYSE under the symbol “DSW.”

To find out where you can obtain copies of our documents that have been incorporated by reference, see “Where You Can Find More Information.”
The Offering
The 10,496,675 Class A Common Shares included in this prospectus were originally registered on a registration statement on Form S-4 (Registration No. 333-172631) in connection with the Merger, and are issuable upon or in connection with the exchange of Class B Common Shares on a one-for-one basis at the option of any holder of Class B Common Shares. We will not receive any cash proceeds from the issuance of the Class A Common Shares in exchange for Class B Common Shares. In consideration for issuing the Class A Common Shares, we will receive in exchange the Class B Common Shares.

RISK FACTORS
Investing in our Class A Common Shares involves risk. Before making an investment decision, you should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference into this prospectus, unless expressly provided otherwise, including, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended January 28, 2012, and certain of our other filings with the SEC. These risks could materially affect our business, results of operations or financial condition and cause the value of our Class A Common Shares to decline.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Class A Common Shares in exchange for Class B Common Shares. In consideration for issuing the Class A Common Shares, we will receive in exchange an equal number of Class B Common Shares.

DESCRIPTION OF CAPITAL STOCK

The following information regarding the material terms of our capital stock is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, amended and restated code of regulations, and the relevant provisions of Ohio law.

General

Our authorized capital stock consists of:

•	170,000,000 class A common shares, without par value;

•	100,000,000 class B common shares, without par value; and

•	100,000,000 preferred shares, without par value.

 As of the date of this prospectus, no preferred shares are issued and outstanding. As of May 21, 2012, 33,760,555 class A common shares are issued, of which 33,760,555 shares are outstanding, and 10,155,453 class B common shares are issued, of which 10,155,453 shares are outstanding. Our class A common shares trade on the NYSE under the symbol “DSW.” Our class B common shares are not listed on any securities exchange or quoted on any national quotation system.

Common Shares — Class A and Class B

The holders of our class A common shares and our class B common shares have identical rights except (i) that holders of our class A common shares are entitled to one vote per share on all matters to be voted on by the shareholders, while holders of our class B common shares are entitled to eight votes per share on all matters to be voted on by the shareholders, voting together with the holders of our class A common shares as a single class, and (ii) holders of our class B common shares have the right to convert their class B common shares to class A common shares on a one-for-one basis at any time. The holders of common shares are not entitled to cumulative voting rights. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all our class A common shares and class B common shares present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred shares.

Holders of common shares have no pre-emptive rights, and the common shares are not subject to further calls or assessment by DSW. There are no redemption or sinking fund provisions applicable to the common shares.

Holders of our class A common shares and class B common shares will share in an equal amount per share in any dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred shares. Dividends consisting of our class A common shares and class B common shares may be paid only as follows: (i) dividends of class A common shares may be paid only to holders of class A common shares and dividends of class B common shares may be paid only to holders of class B common shares and (ii) shares will be paid proportionately with respect to each outstanding class A common share and class B common share.

Upon our liquidation, dissolution or winding up of affairs, our creditors and any holders of preferred shares will be paid before any distribution to holders of common shares. The holders of common shares would be entitled to receive a pro rata distribution of any excess amount. All outstanding common shares are fully paid and nonassessable.

The rights, preferences and privileges of holders of common shares are subject to, and may be adversely affected by, the rights of holders of any series of preferred shares which the board of directors may designate and issue in the future.

Preferred Shares

Our board of directors may fix by resolution the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions of preferred shares, including the number of shares in any series, liquidation preferences, dividend rights, voting rights, conversion rights and redemption provisions. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common shares or adversely affect the rights and power, including voting rights, of the holders of common shares without any further vote or action by the shareholders. Any series of preferred shares issued by our board of directors could have priority over the common shares in terms of dividend or liquidation rights or both. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could have the effect of delaying, deferring, or preventing a change of control of DSW or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares. There are currently no outstanding preferred shares. While we have no present intent to issue any preferred shares, any issuance could make it more difficult for a third party to acquire a majority of our outstanding voting shares.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Code of Regulations and Ohio Law

Provisions of our Amended and Restated Articles of Incorporation and amended and restated code of regulations and of the Ohio Revised Code (“ORC”) summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

No Cumulative Voting.  Where cumulative voting is permitted, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of his or her votes for a single candidate or distribute such votes among two or more candidates. Cumulative voting makes it easier for a minority shareholder to elect a director. Our Amended and Restated Articles of Incorporation expressly denies shareholders the right to cumulative voting.

Supermajority Vote to Remove Directors.  Our amended and restated code of regulations provides that the shareholders may remove a director only by the vote of the holders of not less than 75% of the voting power of DSW entitling them to elect directors in place of those to be removed.

Classified Board.  Our amended and restated code of regulations provides for the board of directors to be divided into three classes of directors serving staggered three-year terms when the authorized number of directors is nine or more. Because there are currently 11 members of the board of directors, approximately one-third of the board of directors will be elected each year.

     Authorized But Unissued Shares.  Our authorized but unissued common shares and preferred shares are available for future issuance without shareholder approval under Ohio law. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our Amended and Restated Articles of Incorporation authorize the board of directors to issue up to 100 million preferred shares and to determine the powers, preferences, privileges, rights, including voting rights, qualifications, limitations and restrictions on those shares, without any further vote or action by the shareholders. The existence of authorized but unissued common shares and preferred shares could have the effect of delaying, deterring or preventing an attempt to obtain control of DSW by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Shareholders.  Our amended and restated code of regulations provides that special meetings of shareholders may be called only by:

•	the chairman of the board, the president, or in case of the president’s death or disability, the vice president authorized to exercise the authority of the president;

•	the directors by action at a meeting, or a majority of the incumbent directors acting without a meeting; or

•	the holders of at least 50% of all shares outstanding and entitled to vote thereat.

Actions by Written Consent.  Section 1701.54 of the ORC requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that under section 1701.11 of the ORC, a corporation’s code of regulations may be amended by an action by written consent of holders of two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our amended and restated code of regulations provides that the code of regulations may be amended by an action by written consent of holders of a majority of the total of voting power of DSW common shares.

Advance Notice Requirements for Shareholder Proposals and Director Nominations.  Our amended and restated code of regulations provides that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the date of the meeting or otherwise publicly discloses the date of the meeting). Our amended and restated code of regulations also prescribes the proper written form for a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual or special meeting.

DSW Has Opted Out of the Ohio Control Share Acquisition Statute.  We have opted out of the application of section 1701.831 of the ORC, referred to as Ohio Control Share Acquisition Statute. This statute provides that, unless a corporation’s articles of incorporation or code of regulations provide that such section does not apply, notice and information filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of the voting power;

•	one-third or more but less than a majority of the voting power; and

•	a majority or more of the voting power.

DSW Has Opted Out of the Merger Moratorium Statute.  We have as opted out of the application of chapter 1704 of the ORC, referred to as the Merger Moratorium Statute. This statute prohibits certain transactions if they involve both the issuer and either a person who became the beneficial owner of 10% or more of the issuer’s shares without the prior approval of its board of directors or anyone affiliated or associated with such person, unless a corporation’s articles of incorporation or code of regulations provide that such statute does not apply. The prohibition imposed by chapter 1704 of the ORC is absolute for at least three years and continues indefinitely thereafter unless the transaction is approved by the holders of at least two-thirds of the voting power of the issuer or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders.

Amendments to DSW Amended Articles of Incorporation and Amended and Restated Code of Regulations

Our amended and restated code of regulations may be amended only by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of DSW, or without a meeting by the written consent of the holders of shares entitling them to exercise a majority of the voting power of DSW. Our Amended and Restated Articles of Incorporation may be amended according to the provisions of the ORC, except that notwithstanding any provision of the ORC requiring for any purpose the vote of holders of shares entitling them to exercise two-thirds or any other proportion (but less than all), of the voting power of DSW or any class or classes of shares thereof, a majority of the voting power of DSW or of any class or classes will instead be required.

PLAN OF DISTRIBUTION

Class B Common Shares received in the Merger may be freely exchanged for Class A Common Shares on a one-for-one basis.

LEGAL MATTERS

The validity of the Class A Common Shares in this offering will be passed upon for us by Porter Wright Morris & Arthur, LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from DSW Inc.’s Annual Report on Form 10-K, and the effectiveness of DSW Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with the SEC our proxy statement and other information, and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We make available on or through our website, www.dswinc.com, free of charge, copies of these statements and reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may also request copies of such documents by contacting us at (614) 237-7100. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including DSW. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the following documents (SEC file number 001-32545) that have been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (filed on March 27, 2012);

•	our Current Reports on Form 8-K, dated March 1, 2012 (filed March 1, 2012), dated March 14, 2012 (filed March 15, 2012), and dated April 5, 2012 (filed April 5, 2012); and

•
the description of our Class A Common Shares that is contained in our registration statement on Form 8-A filed with the Commission on June 23, 2005, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
Attn: Corporate Secretary
(614) 237-7100

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the Class A Common Shares being registered.

SEC Registration Fee	$0.00
Accounting Fees and Expenses*	2,500.00
Legal Fees and Expenses*	2,500.00
Printing and Miscellaneous Expenses*	1,000.00
Total*	$6,000.00

*Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.

Item 15. Indemnification of Directors and Officers

Ohio Law

Pursuant to section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify directors, officers and other persons under certain circumstances. In some circumstances, an Ohio corporation is required to indemnify directors and officers.

An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

If a director or officer is not successful in an action brought against the director or officer, he or she still may be indemnified under certain circumstances. In actions brought against a director or officer by any person (other than the corporation or on behalf of the corporation), the defendant director or officer may be indemnified for expenses, judgments, fines and amounts paid in settlement if it is determined that the defendant was acting in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. The determination of whether to indemnify an unsuccessful director or officer may be made by any of the following: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel; (iii) the shareholders; or (iv) a court of competent jurisdiction.

If a director or officer is not successful in an action brought by or on behalf of the corporation against the director or officer, the defendant director or officer may be indemnified only for expenses if it is determined that the defendant was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In an action brought by or on behalf of the corporation, if the director or officer is adjudged to be liable for negligence or misconduct, no indemnification for expenses is permitted unless authorized by court order. Similarly, if a director is not successful in an action brought by or on behalf of the corporation against a director where the only liability asserted is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, no indemnification for expenses is permitted under the statute.

Unless otherwise provided in the articles or regulations of a corporation and unless the only liability asserted against a director is for authorizing unlawful loans, dividends, distributions or purchase of the corporation’s own shares, directors (but not any other person) are entitled to mandatory advancement of expenses incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

Pursuant to Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation.

The statutory right of indemnification is not exclusive in Ohio, and a corporation may, among other things, grant rights to indemnification under the corporation’s articles, code of regulation or agreements. Ohio corporations are also specifically authorized to procure insurance against any liability that may be asserted against directors and officers, whether or not the corporation would have the power to indemnify such officials.

Code of Regulations

Article Five of the registrant’s amended and restated code of regulations contains certain indemnification provisions adopted pursuant to authority contained in section 1701.13(E) of the Ohio Revised Code.

The registrant’s amended and restated code of regulations provides for the indemnification of every person who was or is a party or is threatened to be made a party to, or is or was involved or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, partner, member, or manager, of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against all expenses, judgments, fines, excise taxes assessed with respect to an employee benefit plan, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding, if he or she acted in good faith and in a manner in which he or she reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the registrant’s amended and restated code of regulations provides that the registrant will not provide indemnification for any person (i) in such person’s capacity as a director of the registrant in respect of any claim, issue or matter asserted in a proceeding by or in the right of the corporation as to which such person will have been adjudged liable to the registrant for an act or omission undertaken by such person with deliberate intent to cause injury to the corporation or with reckless disregard for the registrant’s best interests, (ii) in such person’s capacity other than that of a director of the registrant in respect of any claim, issue, or matter asserted in a proceeding by or in light of the registrant as to which the indemnitee will have been adjudged to be liable to the corporation for negligence or misconduct, or (iii) in any proceeding by or in the right of the corporation in which the only liability asserted relates to the authorization of unlawful loans, dividends, distributions or repurchase of the registrant’s own shares, absent a court order.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers. Pursuant to the indemnification agreements, the registrant has agreed to indemnify an indemnitee to the greatest extent permitted by Ohio law as set forth above and in its code of regulations. Notwithstanding the foregoing, an indemnitee will not be entitled to indemnification under the indemnification agreement:

•
with respect to any claim brought or made by an indemnitee in a proceeding, unless the bringing or making of such claim has been approved or ratified by the board of directors; provided, however, that the foregoing does not apply to any claim brought or made by an indemnitee to enforce a right of an indemnitee under the indemnification agreement;

•
for expenses incurred by an indemnitee with respect to any action instituted by or in the name of the registrant against the indemnitee, if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that each of the material defenses asserted by such indemnitee was made in bad faith or was frivolous;

•	for expenses and other liabilities arising from the purchase and sale by an indemnitee of securities in violation of section 16(b) of the Exchange Act or any similar state or successor statute; and

•
for expenses and other liabilities if and to the extent that a court of competent jurisdiction declares or otherwise determines in a final, unappealable judgment that the registrant is prohibited by applicable law from making such indemnification payment or that such indemnification payment is otherwise unlawful.

Insurance

In addition, the registrant provides insurance coverage to its directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 16. Exhibits

Exhibit Number		Description
2.1
Agreement and Plan of Merger, dated as of February 8, 2011, by and among DSW Inc., Retail Ventures, Inc. and DSW MS LLC (incorporated by reference to Exhibit 2.1 to DSW’s Form 8-K (file no. 1-32545) filed on February 8, 2011, as amended on February 25, 2011).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated May 25, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc. (incorporated by reference to Exhibit 2.2 to the DSW’s Form 8-K (file no. 1-32545) filed on May 26, 2011, as amended on August 5, 2011).

4.1		Specimen Class A Common Share certificate (incorporated by reference to Exhibit 4.1 to DSW’s Form 10-K (file no. 1-32545) filed April 13, 2006).

4.2		Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW’s Form 8-K (file no. 1-32545) filed on May 26, 2011, as amended on August 5, 2011).

4.3		Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to DSW’s Form 10-K (file no. 1-32545) filed on April 13, 2006).

5.1	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5.1 incorporated herein by reference).

23.2	*	Consent of Deloitte & Touche LLP.

24.1		Power of Attorney (incorporated by reference to Exhibit 24.1 to DSW’s Form S-4 Registration Statement (file no. 1-32545) filed on March 4, 2011, as amended on April 8, 2011).
______________ * Filed herewith.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, State of Ohio, on May 23, 2012.

DSW Inc.

By: /s/ William L. Jordan
William L. Jordan
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Michael R. MacDonald	President, Chief Executive Officer and Director	May 23, 2012
Michael R. MacDonald	(Principal Executive Officer)

/s/ Douglas J. Probst	Executive Vice President and Chief Financial	May 23, 2012
Douglas J. Probst	Officer (Principal Financial Officer and
Accounting Officer)

*/s/ Jay L. Schottenstein	Chairman of the Board and Director	May 23, 2012
Jay L. Schottenstein

__________________	Director
Henry A. Aaron

*/s/ Elaine J. Eisenman	Director	May 23, 2012
Elaine J. Eisenman

*/s/ Carolee Friedlander	Director	May 23, 2012
Carolee Friedlander

*/s/ Joanna T. Lau	Director	May 23, 2012
Joanna T. Lau

*/s/ Roger S. Markfield	Director	May 23, 2012
Roger S. Markfield

*/s/ Philip B. Miller	Director	May 23, 2012
Philip B. Miller

*/s/ James D. Robbins	Director	May 23, 2012
James D. Robbins

*/s/ Harvey L. Sonnenberg	Director	May 23, 2012
Harvey L. Sonnenberg

*/s/ Allan J. Tanenbaum	Director	May 23, 2012
Allan J. Tanenbaum

*By: /s/ Douglas J. Probst
Douglas J. Probst, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
2.1
Agreement and Plan of Merger, dated as of February 8, 2011, by and among DSW Inc., Retail Ventures, Inc. and DSW MS LLC (incorporated by reference to Exhibit 2.1 to DSW’s Form 8-K (file no. 1-32545) filed on February 8, 2011, as amended on February 25, 2011).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated May 25, 2011, among DSW Inc., DSW MS LLC, and Retail Ventures, Inc. (incorporated by reference to Exhibit 2.2 to the DSW’s Form 8-K (file no. 1-32545) filed on May 26, 2011, as amended on August 5, 2011).

4.1		Specimen Class A Common Share certificate (incorporated by reference to Exhibit 4.1 to DSW’s Form 10-K (file no. 1-32545) filed April 13, 2006).

4.2		Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW’s Form 8-K (file no. 1-32545) filed on May 26, 2011, as amended on August 5, 2011).

4.3		Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to DSW’s Form 10-K (file no. 1-32545) filed on April 13, 2006).

5.1	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23.1	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5.1 incorporated herein by reference).

23.2	*	Consent of Deloitte & Touche LLP.

24.1		Power of Attorney (incorporated by reference to Exhibit 24.1 to DSW’s Form S-4 Registration Statement (file no. 1-32545) filed on March 4, 2011, as amended on April 8, 2011).
______________ * Filed herewith.